Exhibit 10.50

WARNER MUSIC GROUP CORP.

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (this “Agreement”), is entered into as of this                      day of                      200  , by and between Warner Music Group Corp., a Delaware corporation (“Parent”), and                      (the “Executive”).

WHEREAS, [Warner Music Inc., a Delaware corporation][INSERT APPROPRIATE NAME OF EMPLOYING SUBSIDIARY] (the “Company”), an indirect majority owned subsidiary of Parent, or one of Parent’s other direct or indirect subsidiaries, employs the Executive; and

WHEREAS, the Parent has adopted the Warner Music Group Corp. 2005 Omnibus Award Plan (the “Plan”), pursuant to which awards of options to purchase shares of the Parent’s Common Stock may be granted to persons, including persons regularly employed by the Parent or its affiliates; and

WHEREAS, the Board of Directors of Parent (the “Board”) has determined that it is in the best interests of Parent and its stockholders to grant to the Executive as of the date hereof (the “Effective Date”) an option to purchase shares of Common Stock of Parent (“Common Stock”), as provided for herein (the “Stock Option Award”);

NOW, THEREFORE, for and in consideration of the mutual covenants hereinafter set forth [as supplemented by the terms set out in the Schedule A entitled “UK Resident Executive”][INSERT FOR UK RESIDENTS], the parties hereto agree as follows:

1. Grant. Parent hereby grants on the Effective Date to the Executive an option (the “Option”) to purchase                      shares of Common Stock (such shares of Common Stock, the “Option Shares”), on the terms and conditions set forth in the Plan and this Agreement. This Option is not intended to be treated as an incentive stock option under Section 422 of the Code. The number and type of Option Shares purchasable hereunder shall be subject to adjustment as and in the manner provided in Section 11 below.

2. Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Board shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Executive and his legal representative in respect of any questions arising under the Plan or this Agreement.

3. Option Price. The price at which the Executive shall be entitled to purchase the Option Shares upon the exercise of all or any portion of this Option shall be $         per share. Such exercise price shall be subject to adjustment as and in the manner provided in Section 11 below.

4. Expiration Date. Subject to Section 6 hereof, the Option shall expire at the end of the period commencing on the Effective Date and ending at 11:59 p.m. Eastern Time (“ET”) on the day preceding the tenth anniversary of the Effective Date (the “Option Period”).

5. Exercisability of the Option.

(a) General. Except as may otherwise be provided herein, the Option shall become vested and exercisable in four equal installments on the day prior to each of the [first, second, third and fourth] anniversaries of the Effective Date provided that the Executive remains employed with the Company on each such date, such that one hundred percent (100%) of the Option shall be vested and exercisable on the day prior to the [fourth] anniversary of the Effective Date; provided that the unvested portion of the Option shall become vested and exercisable upon a termination of the Executive’s employment with the Company (A) due to his death, or (B) by the Company due to his Disability or without Cause, or (C) by the Executive for Good Reason, if applicable, in each case on or after a Change in Control or, in the case of a termination by the Company without Cause or a termination by the Executive for Good Reason, if applicable, in each case in anticipation of a Change in Control.

(b) The term “Vested Option,” as used herein, shall mean the portion of the Option on and following the time that the vesting condition set forth in Section 5(a) hereof has been satisfied as to such portion. The portion of the Option which has not become the Vested Option is hereinafter referred to as the “Unvested Option.”

(c) The Option may be exercised only as to the Vested Option, and only by written notice using the applicable form provided by Parent delivered in person or by mail in accordance with Section 12(a) hereof and accompanied by payment therefor. The purchase price of the Option Shares shall be paid by the Executive to Parent (A) by certified check or wire transfer (using such wire transfer instructions as are provided by Parent or the Company), (B) by transferring to Parent shares of Common Stock, if and in the manner approved by Parent, (C) by a broker-assisted “cashless exercise” procedure if and in the manner approved by the Committee, or (D) by any other method approved in writing by the Committee. If requested by Parent, the Executive shall promptly deliver his copy of this Agreement evidencing the Option to the Secretary of Parent who shall endorse thereon a notation of such exercise and promptly return such Agreement to the Executive. Upon payment of the applicable purchase price and the issuance of the Option Shares in accordance with the terms and conditions of this Agreement, the Option Shares shall be validly issued, fully paid and nonassessable.

6. Effect of Termination of Employment on Option.

(a) For purposes of this Agreement, the Executive’s employment may be terminated (i) by the Company for Cause or by the employee in violation of any applicable employment agreement (a “6(a)(i) Termination”), (ii) by the Executive other than as a Retirement and without any violation of any applicable employment agreement (a “6(a)(ii) Termination”), (iii) by the Company without Cause (including on account of Disability), or on account of the Executive’s death or by the Executive for Good Reason (a “6(a)(iii) Termination”) or (iv) by the Executive on account of Retirement (a “6(a)(iv) Termination”). For purposes of the preceding sentence, “Retirement” shall mean the Executive’s voluntary termination of employment with the Company on or after the age of 62, after no less than 10 years of employment with the Company.

(b) The Unvested Option, if any, shall immediately terminate upon the termination of the Executive’s employment with the Company and its affiliates for any reason.

(c) The Vested Option shall remain exercisable by the Executive until, as applicable, (i) the date of a 6(a)(i) Termination, (ii) thirty (30) days following the date of a 6(a)(ii) Termination, (iii) one hundred and twenty (120) days following the date of a 6(a)(iii) Termination and (iv) the last day of the Option Period, in the case of a 6(a)(iv) Termination.

7. Compliance with Legal Requirements. The granting and exercising of the Option, and any other obligations of the Company under this Agreement shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. Parent, in its sole discretion, may postpone the issuance or delivery of Option Shares as Parent may consider appropriate and may require the Executive to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Option Shares in compliance with applicable laws, rules and regulations.

8. Transferability. Except as described in Section 12(k) of the Plan, the Option shall not be transferable by the Executive other than by will or the laws of descent and distribution, and any such purported transfer shall be void and unenforceable against Parent; provided that the designation of a beneficiary shall not constitute a transfer or encumbrance.

9. Rights as Stockholder. The Executive shall not be deemed for any purpose to be the owner of any shares of Common Stock subject to this Option unless, until and to the extent that (A) this Option shall have been exercised pursuant to its terms, (B) Parent shall have issued and delivered to the Executive the Option Shares, and (C) the Executive’s name shall have been entered as a stockholder of record with respect to such Option Shares on the books of Parent.

10. Tax Withholding. Prior to the delivery of a certificate or certificates representing the Option Shares, the Executive must pay in the form of a certified check to Parent or the Company (as designated by Parent) any such additional amount as Parent (or the Company) determines that it is required to withhold under applicable federal, state or local tax laws in respect of the exercise or the transfer of Option Shares; provided that the Committee may, in its sole discretion, allow such withholding obligation to be satisfied by withholding Option Shares otherwise deliverable upon exercise of the Option or by any other method.

11. Adjustments for Stock Splits, Stock Dividends, etc.; Change in Control. Awards shall be subject to adjustment, substitution, or cancellation as determined by the Committee in its sole discretion, as is fully set forth in Section 13 of the Plan.

12. Miscellaneous.

(a) Notices. Any notice, consent, request or other communication made or given in accordance with this Agreement shall be in writing and shall be deemed to have been duly given when actually received or, if mailed, three days after mailing by registered or certified mail, return receipt requested, or one business day after mailing by a nationally recognized express mail delivery service with instructions for next-day delivery, to those persons listed below at their following respective addresses or at such other address or person’s attention as each may specify by notice to the others:

To Parent:

Warner Music Group Corp.

75 Rockefeller Plaza

New York, New York 10019

Attention: General Counsel

To the Executive:

The most recent address for the Executive in the records of Parent or the Company. The Executive hereby agrees to promptly provide Parent and the Company with written notice of any change in the Executive’s address for so long as this Agreement remains in effect.

(b) Bound by Plan. By signing this Agreement, the Executive acknowledges that he has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

(c) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(d) No Rights to Employment. Nothing contained in this Agreement shall be construed as giving the Executive any right to be retained, in any position, as an employee, consultant or director of the Company or its affiliates or shall interfere with or restrict in any way the right of the Company or its affiliates, which are hereby expressly reserved, to remove, terminate or discharge the Executive at any time for any reason whatsoever.

(e) Beneficiary. The Executive may file with Parent a written designation of a beneficiary on such form as may be prescribed by Parent and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Executive, the executor or administrator of the Executive’s estate shall be deemed to be the Executive’s beneficiary.

(f) Successors. The terms of this Agreement shall be binding upon and inure to the benefit of Parent and its successors and assigns, and of the Executive and the beneficiaries, executors, administrators, heirs and successors of the Executive.

(g) Entire Agreement. This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersedes all prior communications, representations and negotiations in respect thereto. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.

(h) GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE WHOLLY PERFORMED WITHIN THAT STATE. ANY ACTION TO ENFORCE THIS AGREEMENT MUST BE BROUGHT IN A COURT SITUATED IN, AND THE PARTIES HEREBY CONSENT TO THE JURISDICTION OF, COURTS SITUATED IN NEW YORK COUNTY, NEW YORK. EACH PARTY HEREBY WAIVES THE RIGHTS TO CLAIM THAT ANY SUCH COURT IS AN INCONVENIENT FORUM FOR THE RESOLUTION OF ANY SUCH ACTION.

(i) JURY TRIAL WAIVER. THE PARTIES EXPRESSLY AND KNOWINGLY WAIVE ANY RIGHT TO A JURY TRIAL IN THE EVENT ANY ACTION ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT IS LITIGATED OR HEARD IN ANY COURT.

(j) Interpretations. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement. The term “Company” as used herein with reference to the employment of the Executive or the termination thereof shall refer to the Company, Parent and each of their direct and indirect subsidiaries.

(k) Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The parties hereto confirm that any facsimile copy of another party’s executed counterpart of this Agreement (or its signature page thereof) will be deemed to be an executed original thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

WARNER MUSIC GROUP CORP.

By:
Title:

EXECUTIVE

Name:

NOTICE OF OPTION EXERCISE

To exercise your option to purchase shares of Warner Music Group Corp. (“Parent”) common stock (“Shares”), please fill out this form and return it to the Corporate Secretary of Parent, together with a certified check in the amount of the exercise price due, which is the product of the number of Shares with respect to which you are exercising the Option and the per share exercise price per share in your Stock Option Agreement. At its option, Parent may provide for the exercise price to be paid in a different manner. You are not required to exercise your option with respect to all Shares thereunder. You also must include a certified check in the amount of any required payroll taxes and income tax withholding due in connection with your exercise, unless Parent specifically provides for such obligation to be satisfied in a different manner (such as the “cashless exercise” method set forth below).

I hereby exercise my right to purchase                      Shares under the option granted to me pursuant to the Stock Option Agreement between myself and Parent, dated as of                     . My option is vested and exercisable as to the Shares being purchased hereunder.

Please note below the form of payment elected:

Cashless	Exercise:

☐	I elect to pay both the exercise price and required payroll taxes and income tax withholding through a “cashless exercise”. Under this method, Merrill Lynch will sell some or all of the Shares immediately, with part of the proceeds being used to pay the exercise price, taxes and brokerage fees. The remaining proceeds (net of the exercise price, any withholding and brokerage commissions or other fees) will be paid to the option holder.

Exercise	with Cash Payment:

☐	I have enclosed either one or more certified checks covering both the exercise price of $ and the required payroll taxes and income tax withholding of $ . (Please contact [Parent] to determine the amount of any required payroll taxes and income tax withholding.)

If electing the cashless exercise form of payment above, this represents a sale of Shares. You will need to obtain any necessary pre-clearance required by Parent’s Insider Trading Policy prior to completing any such exercise.

I hereby represent that, to the best of my knowledge and belief, I am legally entitled to exercise this option.

Signature:

Printed Name:

Social Security Number:

Date:

Schedule A

UK Resident Executive

1.	Tax Indemnity

Without prejudice to Section 10 of the Agreement (“Tax Withholding”), the Executive unconditionally and irrevocably agrees as a condition of his right to exercise the Option:

1.1	to place Parent, the Company or any other affiliate of Parent in funds and to indemnify Parent, the Company or any other affiliate of Parent in respect of all liability to income tax which Parent, the Company or any other affiliate of Parent is liable to account for on behalf of the Executive directly to any taxation authority (including, but without limitation, through the UK PAYE system) and any and all liability to social security which Parent, the Company or any other affiliate of Parent is liable to account for on behalf of the Executive to any taxation authority (including, but without limitation, primary class 1 (employee’s) national insurance contributions in the UK) which arises (or may arise) as a consequence of or in connection with the exercise of the Option, provided that (where and to the extent permissible by law) the Board or an authorised committee thereof may, in its sole discretion, allow the obligation set out in this paragraph to be satisfied by withholding Option Shares otherwise deliverable upon exercise of the Option or by any other method; AND

1.2	to sign, promptly, all documents required by Parent, the Company or any other affiliate of Parent to effect the terms of this provision.

2.	Relevance of contract of employment

2.1	The provisions set out in this Schedule are without prejudice to the terms set out in Section 12 (d) of the Agreement (“No Rights to Employment”).

2.2	The grant of the Option will not form part of the Executive’s entitlement to remuneration or benefits pursuant to his employment contract with the Company or any other contract of employment. The existence of a contract of employment between any person and the Company or any affiliate of the Parent does not give such person any right or entitlement to have an option granted to him in respect of any number of shares of Common Stock or any expectation that such an option will or might be granted to him whether subject to any conditions or at all.

2.3	The rights and obligations of the Executive under the terms of his contract of employment with the Company or any affiliate of the Parent shall not be affected by the grant of the Option.

2.4	The rights granted to the Executive upon the grant of the Option shall not afford the Executive any rights or additional rights to compensation or damages in consequence of the loss or termination of his office or employment with the Company or any affiliate of the Parent for any reason whatsoever.

2.5	The Executive shall not be entitled to any compensation or damages for any loss or potential loss which he may suffer by reason of being or becoming unable to exercise the Option or the Option not vesting in consequence of the loss or termination of his office or employment with the Company or any affiliate of Parent for any reason (including, without limitation, any breach of contract by his employer) or in any other circumstances whatsoever.

2.6	Benefits received under this Agreement are not pensionable in any circumstances.

3.	Third party rights

3.1	Subject to paragraphs 3.2 and 3.3 below, the Company (and any other affliate of the Parent of which the Executive is an officer or employee or has a liability to pay income tax or social security in the UK by virtue of the Executive being an officer or employee of any affiliate of the Parent) (the “Third Party”) may rely upon and enforce the terms of paragraphs 1 and 2 of this schedule against the Executive.

3.2	The third party rights referred to in paragraph 3.1 may only be enforced by the relevant third subject to and in accordance with the provisions of the Contracts (Rights of Third Parties) Act 1999 (the “1999 Act”) and all other relevant terms of this Agreement.

3.3	Notwithstanding any other provision of this Agreement and unless the Company or the Parent (on behalf of any other Third Party which is not the Company) agree otherwise in writing, the Parent and the Executive may not rescind or vary any of the provisions of this schedule so as to extinguish or alter the Third Party’s rights under this paragraph 3 without his prior written consent and accordingly section 2(l)(a) to (c) of the 1999 Act shall not apply with respect to the Third Party’s rights under paragraph 3.1.

3.4	Except as provided in this paragraph, a person who is not a party to this Agreement has no right under the 1999 Act to rely upon or enforce any term of this schedule but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

4.	Governing law and jurisdiction

4.1	Without prejudice to the terms of Section 12(h) of the Agreement, the terms of this schedule shall be governed by and construed in accordance with the law of England and Wales (and the terms of the Agreement insofar as they relate to the enforcement of any right or obligation set out in this Schedule).

4.2	To the extent that any party seeks to enforce any right or obligation set out in this Schedule:

4.2.1	each party irrevocably submits to the exclusive jurisdiction of the courts of England and Wales over any claim, dispute or matter arising under or in connection the terms of this schedule;

4.2.2	each party irrevocably waives any objection which it may have now or later to proceedings being brought in the courts of England and Wales and any claim that proceedings have been brought in an inconvenient forum; and

4.2.3	each party further irrevocably agrees that a judgment in any proceedings brought in the courts of England and Wales shall be conclusive and binding upon each party and may be enforced in the courts of any other.